UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2015

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 249-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2015, the Company agreed to purchase a 100% membership interest (the “Membership Interest”) in Quasar, LLC, a Utah limited liability company (“Quasar”), from Tonaquint, Inc., a Utah corporation (“Seller”).

The Company has agreed to purchase (the “Purchase”) the Membership Interest from the Seller for a purchase price of $180,000.00 pursuant to the terms of a Membership Interest Purchase Agreement (the “Purchase Agreement”).

The Company paid for the Purchase by delivering to Seller at the closing a Secured Promissory Note (the “Note”). The Note is secured by the Company’s pledge of the Membership Interest pursuant to a Membership Interest Pledge Agreement (the “Pledge Agreement”) and by a first position Deed of Trust, Security Agreement and Financing Statement in favor of Seller encumbering certain real property owned by Quasar (the “Trust Deed,” and together with the Purchase Agreement, the Note, the Pledge Agreement, and all other documents entered into in conjunction therewith, the “Purchase Documents”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated as of December 31, 2015, between Cabinet Grow, Inc. and Tonaquint, Inc.

10.2	Secured Promissory Note issued by Cabinet Grow, Inc. to Tonaquint, Inc.

10.3	Membership Interest Pledge Agreement, dated as of December 31, 2015, between Cabinet Grow, Inc. and Tonaquint, Inc.

10.4	Deed of Trust, Security Agreement and Financing Statement, dated as of December 31, 2015, between Cabinet Grow, Inc. and Tonaquint, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABINET GROW, INC.

Date: January 5, 2016	By:	/s/ Samuel May
Samuel May Chief Executive Officer